Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                           Current Report Pursuant To
                               Section 13 or 15(d)
                     Of The Securities Exchange Act of 1934

                        Date of Report: November 4, 2002

                      Taurus Entertainment Companies, Inc.
             (Exact Name of Registrant As Specified in Its Charter)

           Colorado                       000-08835           84-0736215
 (State Or Other Jurisdiction    (Commission File Number)    (IRS Employer
Of Incorporation Or Organization)                            Identification No.)

                            505 North Belt, Suite 630
                              Houston, Texas 77060
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 820-1181
              (Registrant's Telephone Number, Including Area Code)


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Item  5.     Other  Events

     On October 28, 2002, in the matter in the Circuit Court of Mobile, Alabama, against Eric Langan, our President and Director, the State of Alabama prosecutor made a motion not to prosecute the case against Mr. Langan which was granted by the Court. The State's declining to prosecute Mr. Langan concluded the matter. The charges had been in connection with a tanning salon that Mr. Langan previously owned and sold more than five years ago. The charges were completely and totally unrelated to our operations or activities, or Mr. Langan's relationship as our President and Director. The charges related to a recently enacted statute in Alabama aimed at the adult entertainment business. The charges were in connection with acts that purportedly occurred in January 2001 and March 2001, more than five years after Mr. Langan sold the tanning salon business.

     This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could affect our future results include the risks and uncertainties as to our future operational and financial results, the laws governing the operation of adult entertainment businesses, competitive factors, dependence on key personnel, and the ability to manage operations. We have no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Taurus Entertainment Companies, Inc.

                                   ---------------------------------------------
                                   /s/    Eric Langan
Date:  November 4, 2002                   Eric Langan
                                          President and Chief Accounting Officer


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